EXHIBIT 10.18

THIS LOAN AND SHARE PLEDGE AGREEMENT (this “Agreement”) is entered into on this 19th day of November 2001 in Beijing, People’s Republic of China (“PRC”)

among

(1)  Sohu.com, Inc., a U.S. corporation, of Delaware, U.S. (“Party A”),

and

(2)  Charles Zhang, a PRC citizen whose passport number is 2729176 and residential address is Hui Hao Ge Apartments, Henderson Centre, 18 Jianguomen Nei Avenue, Beijing, 100005, PRC (“Party B”),

and

(3)  Wei Li, a PRC citizen whose PRC identity card no. is 110108721201576. (“Party C”)

(individually a “Party” and together the “Parties”).

RECITALS

A.  Party B and Party C wish to establish Beijing Century High-Tech Company Limited a domestic limited liability company in Beijing, PRC (“Domestic Company”), in which they will hold 80% and 20% equity, respectively.

B.  The Domestic Company will be established to engage in the business of investment, investment management, enterprise management consulting, investment consulting, and undertaking business operations of other entities with agency capacity within the PRC.

C.  Party B and Party C wish to borrow the amount specified in Article 2.1 below (the “Loan”) from Party A, and Party A has agreed to provide the Loan to Party B and Party C on an interest-free basis, for the sole purpose of establishing the Domestic Company and developing the Domestic Company’s business, which shall specifically include the entering into of a series of agreements with Party A and its Affiliates (as defined below).

D.  As security for the Loan and their performance of this Agreement, Party B and Party C have agreed to pledge their respective equity interests in the Domestic Company (the “Shares”) to Party A.

NOW, THEREFORE, the Parties agree as follows:

1.    DEFINITIONS AND INTERPRETATIONS

1.1  Definitions.    Unless otherwise indicated, the following terms in this Agreement shall have the meanings set forth below:

“Affiliate” any affiliate entity or business associate of Party A, including without limitation the WFOE – Sohu ITC Information Technology (Beijing) Co., Ltd.
“Certificate” as defined in Article 3.1.9;
“Conversion Date” As defined in Article 7.2.1;
“Conversion Notice” as defined in Article 7.1;
“Designee” an individual, corporation or other appropriate entity designated by Party A to be the recipient of a Share

Transfer;
“Event of Default” As defined in Article 6;
“Loan Date” with respect to Party B and Party C, the date on which the portion of the Loan amount borrowed by such Party is paid into his designated bank account;
“PRC Law” any published and available laws and regulations of the PRC;
“Repayment Date” as defined in Article 2.3;
“RMB” Renminbi, the lawful currency of the PRC;
“Share Transfer” as defined in Article 7.2.1;
“USD” United States Dollar, the lawful currency of the United States of America.
“WFOE” A wholly-owned subsidiary established by Party A in the PRC.

1.2  Interpretations.    The headings herein are for reference purposes only and do not affect the meaning or interpretation of any provision hereof. Any reference herein to an Article or Appendix is to an article or appendix of this Agreement. The use of the plural shall include the use of the singular, and vice versa. Unless otherwise indicated, a reference herein to a day, month or year is to a calendar day, month or year. A reference to a business day is to a day on which commercial banks are open for business in both the PRC and the U.S. The use of the masculine shall include the use of the feminine, and vice versa.

2.    AMOUNT AND REPAYMENT OF THE LOAN

2.1  Loan Amount.    Party A agrees, subject to the terms and conditions of this Agreement, to extend the Loan to Party B and Party C in a total amount of USD4.595 million that is equivalent to RMB 38,000,000, of which 80% shall be for the benefit of Party B and the remaining 20% shall be for the benefit of Party C. The Loan shall be interest-free.

2.2  Provision of Loan.    The Loan shall be deemed to have been provided to Party B and Party C on the Loan Date.

2.3  Date of Repayment.    The Loan, together with any other moneys owing under this Agreement by Party B and Party C, shall become repayable upon the earliest to occur of any of the following events (each a “Repayment Date”):

2.3.1  in full, on the occurrence of an Event of Default;

2.3.2  in full, on the resignation or removal of Party B or Party C from the position of director, general manager, supervisor of the Domestic Company;

2.3.3  in full, with respect to Party B or Party C, the date on which such Party’s employment relationship with Party A or any Affiliate terminates for any reason;

2.3.4  In full, where Party A intends to replace this Agreement with another agreement, the date of the written notice from Party A to Party B and Party C confirming such intention; or

2.3.5  In full or in part, at Party A’s sole discretion upon any date selected by Party A after the second anniversary of the date of signing of this Agreement.

2.4  Method of Repayment.    Repayment will be made only by means of converting the Loan into Shares, as described in Article 7 below, with the final amount of the Loan being due and repayable on the final Conversion Date. The Loan may not be repaid prior to the Repayment Date or by any means not specifically permitted in this Article 2.4 without the express written consent of Party A.

3.    UNDERTAKINGS AND WARRANTIES OF PARTY B AND PARTY C

3.1  Undertakings and Warranties.  Each of Party B and Party C hereby undertakes and warrants to Party A that:

3.1.1  the Loan will be used solely for the purpose of establishing the Domestic Company and developing its business activities;

3.1.2  he shall use the proceeds from the Loan solely for the purpose of contributing his amount of the registered capital in the Domestic Company;

3.1.3  he has and shall maintain the full power and authority to enter into this Agreement, to borrow the Loan and to perform his obligations hereunder;

3.1.4  there are no civil or criminal, claims, actions, suits, investigations or proceedings pending or, to his knowledge, threatened against him;

3.1.5  there is no provision of any Agreement, enforceable judgement or order of any court binding on him or affecting his property, which would in any way prevent or materially adversely affect his execution or performance of this Agreement;

3.1.6  the execution and performance of this Agreement and the realization of Party A’s rights hereunder will not violate any mortgage right, contract, judgement, decree or law which is binding upon him or his assets;

3.1.7  upon his investment in the Domestic Company, he shall be the sole legal and beneficial owner of his Shares, free and clear of all pledges and encumbrances other than the security interest created by this Agreement;

3.1.8  he shall cause the pledge of his respective Shares to Party A to be recorded on the Domestic Company’s register of shareholders;

3.1.9  upon the establishment of the Domestic Company, he shall provide to Party A a certificate from the Domestic Company evidencing his ownership of the Shares (a “Certificate”) together with an Assignment Agreement, substantially in the form attached hereto as an Appendix;

3.1.10  for duration of this Agreement, he will not cause the Domestic Company, without the written consent of Party A, to engage directly or indirectly in any business activities which compete with those of Party A other than those described in Recital B above;

3.1.11  he will, at any time and at Party A’s expense, defend the Shares against any third party claims;

3.1.12  without the consent of Party A, except as expressly permitted hereunder, he will not arrange for or otherwise permit or cause the issuance of any new shares of capital stock of the Domestic Company;

3.1.13  he shall do or cause to be done all such acts, and execute or cause to be executed any necessary documents and registrations, such that the conversion of the Loan, the Share Transfers and all other transactions contemplated hereunder are effected in a legal and valid manner; and

3.1.14  he shall maintain as strictly confidential the existence and provisions of this Agreement, as well as of any correspondence, resolutions, ancillary agreements and any other documentation associated herewith.

4.    COVENANTS

4.1  Affirmative Covenants.    Each of Party B and Party C hereby covenants that he will furnish to Party A, within 10 days after the end of each month after the Domestic Company has been established, with financial statements of the Domestic Company and such additional information as Party A may from time to time reasonably request

4.2  Further Covenants.    Each of Party B and Party C further covenants that, from the date hereof until full repayment of the Loan has been effected, he will not, and will ensure that the Domestic Company does not, except with the prior written consent of Party A:

4.2.1  incur or assume any debt that is not due and payable in the ordinary course of its business (except indebtedness to Party A hereunder or as otherwise specifically permitted hereunder);

4.2.2  incur or assume any mortgage, pledge or other encumbrance of any kind upon any assets of the Domestic Company, whether now owned or hereafter acquired;

4.2.3  enter into any agreement, arrangement, commitment or understanding to, or actually acquire all or part of the substantial assets of any third party;

4.2.4  enter into any agreement, arrangement, commitment or understanding to, or actually sell, lease, or otherwise dispose of any assets of the Domestic Company except in the ordinary course of business;

4.2.5  enter into any agreement, arrangement, commitment or understanding to, or actually, make loans or advances to any third party;

4.2.6  enter into any agreement, arrangement, commitment or understanding to, or actually, assume, guarantee, endorse or otherwise become liable for the obligation of any third party or other entity; or

4.2.7 permit the Domestic Company to conduct any business not expressly described in Recital B of this Agreement.

4.3  Rights of Party A.

4.3.1  Party B and Party C agree that they shall obtain Party A’s written approval prior to undertaking any of the following, namely:

4.3.1.1  appointing and removing the directors of the Domestic Company;

4.3.1.2  appointing and removing the general manager of the Domestic Company; and

4.3.1.3  approving the terms of employment of the general manager.

4.3.2  Party B and Party C agree that they shall obtain Party A’s written approval prior to undertaking any of the following, namely:

4.3.2.1  appointing and removing of the senior management personnel and any key personnel of the Domestic Company; and

4.3.2.2  approving the terms of employment of the senior management personnel and key personnel of the Domestic Company.

5.    SHARE PLEDGE

5.1  Share Pledge.    As security for the performance in full of the obligations of Party B and Party C under this Agreement, Party B and Party C each hereby pledges to Party A, and creates in favor of Party A or the Designee (as appropriate), a first priority security interest in all of the rights, title and interest in and to:

5.1.1  the Shares; and

5.1.2  all of his incidental rights with respect to the Shares, now or hereafter acquired.

Such security interest to be perfected by compliance by Party B and Party C with Article 3.1.9 of this Agreement.

5.2  Power of Attorney.    Each of Party B and Party C hereby irrevocably grants to Party A or the Designee (as appropriate) full power of attorney for the purpose of carrying out the provisions of this Agreement, as well as taking any action and executing any instrument which Party A in good faith deems necessary to accomplish for purposes of this Agreement.

6.    EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute a default of the Loan hereunder and a breach of this Agreement by Party B or Party C (as appropriate) (an “Event of Default”):

6.1  a Share Transfer has not been effected by either Party B or Party C within 20 working days after the corresponding Conversion Date or such time as may otherwise be agreed upon by the Parties;

6.2  either Party B or Party C is in breach of any of the terms and conditions hereof, and such breach has not been rectified for a period of 10 days after receipt of Party A’s written notice requesting such rectified;

6.3  any undertaking or warranty made by either Party B or Party C herein shall prove to have been false or misleading in any material respect;

6.4  Party B or Party C makes any arrangement with his respective creditors or takes or suffers any similar action in consequence of debt; or

6.5  any judgment is made under any applicable law against Party B or Party C which exceeds USD 50,000.

7.    LOAN CONVERSION

7.1  Share Conversion.    As of the Repayment Date, the Loan shall be convertible into Shares on the basis that 100 percent of the Loan amount equals 100 percent of the Shares. For the avoidance of doubt, if 10 percent of the Loan were repayable by Party B and/or Party C, then such Party or Parties, as the case may be, would be required to transfer 10% of the total number of the Shares to Party A. The Loan shall become repayable to such extent as Party A may from time to time request, until the entire Loan amount has been repaid. Party A shall request to convert all or a percentage of the Loan by means of a written notice to Party B and Party C that specifies the percentage of the Loan to be converted into Shares (“Conversion Notice”).

7.2  Share Transfer.

7.2.1  Within 20 working days after receipt of a Conversion Notice (“Conversion Date”), Party B and Party C shall effect the transfer of the portion of the Shares designated in the Conversion Notice, either to Party A directly or to the Designee specified by Party A in the Conversion Notice (each a “Share Transfer”).

7.2.2  For the avoidance of doubt, upon the completion of the conversion of the Loan and the transfer of all of the Shares of Party B and Party C (whether pursuant to this Article 7 or an Event of Default), Party A shall hold as many of the Shares as is permissible under PRC Law, and the remainder of the Shares (if applicable) shall be held by the Designees, with Party B and Party C no longer holding any Shares. At such time, this Agreement shall be deemed to have terminated, and the obligations of Party B and Party C hereunder to have been fulfilled (with the exception of those under 3.1.13 and 3.1.14).

7.3  Delay.    Party B and Party C each undertakes to notify Party A immediately of any delay in effecting a Share Transfer or completing the procedures described in Article 7.2 above, together with the reason for such delay and revised effective date of the Share Transfer.

7.4  Repayment of Loan.    The corresponding portion of the Loan shall be deemed to have been repaid as of the effective date of each Share Transfer. Once Party B and Party C have completed the Share Transfers in accordance with the provisions of this Article 7, the Loan shall be deemed to have been repaid in full and Party B and Party C shall be deemed to have performed their repayment obligations hereunder.

8.    MISCELLANEOUS

8.1  Notices and Delivery.    All notices and communications among the Parties shall be made in writing and in the English language by facsimile transmission with confirmation of transmission, delivery in person (including courier service) or registered airmail letter to the appropriate correspondence addresses set forth below:

Party A

Sohu.com, Inc.
15/F, Tower 2, Bright China Chang An Building, 7 Jianguomen Nei Avenue, Beijing 100005

Tel : 8610-6510-2160
Fax : 8610-6510-2159

Party B

Charles Zhang
Tel : 8610-6510-2160

Party C

Wei Li
Tel : 8610-6510-2160

8.2  Timing.    The time of receipt of the notice or communication shall be deemed to be:

8.2.1  If by facsimile transmission with confirmation of transmission, at the time displayed in the corresponding transmission record, unless such facsimile is sent after 5:00 p.m. or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following business day;

8.2.2  if in person (including express mail), on the date that the receiving Party or a person at the receiving Party’s address signs for the document; or

8.2.3  if by registered mail, on the 10th day after the date that is printed on the receipt of the registered mail.

8.3  Foreign Exchange.     All amounts payable by Party B and Party C hereunder shall be paid in USD. If, as a result of foreign exchange restrictions in the PRC, it becomes illegal for either Party B or Party C to make any payment to Party A in USD, then he shall make that payment in any other currency permitted for such purposes, as shall be stipulated by Party A at its sole discretion. In such an event, the amount of the payment shall be calculated at the rate published by the Bank of China on the relevant payment date, and shall be free and clear of all expenses, withholding taxes and commissions.

8.4  Amendments.    The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by the Parties (which instrument shall be attached as an Appendix hereto).

8.5  No Waiver.    Failure or delay on the part of any Party to exercise any right under this Agreement shall not operate as a waiver thereof.

8.6  Severability.    The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement which is unrelated to that provision.

8.7  Survival.    The confidentiality obligations of the Parties hereunder shall remain in full force and effect regardless of the termination of this Agreement for any reason.

8.8  Taxes and Duties.    Party A shall be responsible for all stamp duties and other governmental fees, taxes and reasonable out-of-pocket expenses (including reasonable legal fees) incurred by the Parties in connection with the conversion of the Loan and each Share Transfer made hereunder and in the preparation of this Agreement.

8.9  Successors.    This Agreement shall be binding upon the Parties and upon their respective successors and assigns (if any).

8.10  Assignment.    Neither Party B nor Party C may assign or otherwise transfer his rights or obligations under this Agreement without the prior written consent of Party A.

8.11  Governing Law.    The execution, validity, interpretation and implementation of this Agreement and the settlement of disputes thereunder shall be governed by PRC Law.

8.12  Arbitration.    All disputes arising out of or in connection with this Agreementshall be finally settled under the Rules of Arbitration of the International Chamber of Commerce as administered by the International Court of Arbitration of the International Chamber of Commerce in Hong Kong by a sole arbitrator appointed in accordance with the said Rules conducted in the English language.

8.13  Entire Agreement.    This Agreement and the Appendix hereto constitute the entire agreement between the Parties and supersede all prior discussions, negotiations and agreements. The Appendix form an integral part hereof and have the same legal effect as this Agreement. If there is any inconsistency between the provisions of this Agreement and any of the Appendix, the provisions of this Agreement shall prevail to the extent of such inconsistency.

8.14  Language.     This Agreement will be signed in 3 sets of originals in the Chinese and English language, with 1 original for each Party. The two language versions shall have equal validity and the wording of each version shall be deemed to carry the same meaning. In the event of any discrepancy between the wordings of the said two versions, such discrepancy shall be interpreted according to the purpose of this Agreement and based on the English text.

IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed by their duly authorised representatives (as the case may be) as of the date first indicated above.

FOR AND ON BEHALF OF SOHU.COM, INC.

By:	/s/ DEREK PALASCHUK
Derek Palaschuk Chief Financial Officer

By:	/s/ CHARLES ZHANG
Charles Zhang

By:	/s/ WEI LI
Wei Li